AGREEMENT AND PLAN OF MERGER

AMONG

GEORGIA EXPLORATION, INC.

WHARTON RESOURCES CORP.

GEX ACQUISITION CORP.

AND

CODEAMERICA INVESTMENTS LLC, BASSAM NASTAT, HARBOUR ENCAP LLC,

Dated as of November 21, 2006

TABLE OF CONTENTS

Page

ARTICLE 1 INTERPRETATION

1

1.1

Definitions

1

1.2

Singular, Plural, etc.

5

1.3

Deemed Currency

5

1.4

Headings, etc.

5

1.5

Date for any Action

5

1.6

Inclusive Terminology

5

1.7

Interpretation Not Affected by Party Drafting

6

1.8

Entire Agreement

6

1.9

Knowledge

6

1.10

References

6

ARTICLE 2 THE MERGER

6

2.1

Merger

6

2.2

Effect of the Merger

6

2.3

Closing of Merger

6

2.4

Certificate of Incorporation; By-Laws

7

2.5

Directors and Officers of the Surviving Corporation

7

2.6

Directors of Georgia

7

2.7

Conversion of Securities

7

2.8

Exchange of Certificates

7

2.9

Convertible Debentures

8

2.10

Issuance of Shares of the Surviving Corporation to Georgia

9

2.11

Taking of Necessary Action; Further Action

9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

9

3.1

Representations and Warranties of Georgia and Wharton

9

3.2

Representations and Warranties of Wharton and the Wharton Stockholders

11

3.3

Additional Representations of the Wharton Stockholders

15

3.4

Representations and Warranties of Georgia

16

3.5

Non-Waiver

20

3.6

Survival of Representations and Warranties

20

ARTICLE 4 COVENANTS

20

4.1

Disclosure

20

4.2

Business Covenants of the Parties

21

4.3

Covenants of the Wharton Stockholders

23

4.4

Non-Solicitation

24

4.5

Access to Information and Confidentiality

25

4.6

Covenants in Respect of the Merger

25

4.7

Further Covenants Regarding the Merger

26

4.8

Merger of Covenants

26

4.9

Amendment to Disclosure Letter

26

- ii -

ARTICLE 5 STATE LAWS

27

5.1

State Law Matters

27

ARTICLE 6 CONDITIONS

27

6.1

Mutual Conditions Precedent

27

6.2

Several Conditions

28

6.3

Merger of Conditions

28

ARTICLE 7 TERMINATION

28

7.1

Termination

28

7.2

Termination Fee

29

7.3

Effect of Termination

29

ARTICLE 8 AMENDMENT

29

8.1

Amendments and Waivers

29

ARTICLE 9 GENERAL PROVISIONS

30

9.1

Notice

30

9.2

Confidentiality

30

9.3

Governing Law

31

9.4

Attornment

31

9.5

Binding Effect and Assignment

31

9.6

Time of the Essence

31

9.7

Third Party Rights

31

9.8

Counterparts

31

9.9

Fees and Expenses

31

9.10

No Personal Liability

31

9.11

Further Assurances

31

9.12

Remedies

32

AGREEMENT AND PLAN OF MERGER, dated the 21st day of November, 2006, between GEORGIA EXPLORATION, INC., a corporation organized under the laws of the State of Nevada (“Georgia”), and GEX ACQUISITION CORP., a corporation organized under the laws of the State of Delaware (“Merger Sub”), WHARTON RESOURCES CORP., a corporation duly organized under the laws of the State of Delaware and having an office in the City of Olive Branch, in the State of Mississippi (“Wharton”), and CODEAMERICA INVESTMENTS LLC, BASSAM NASTAT, and HARBOUR ENCAP LLC, being shareholders of Wharton Resources Corp.  (the “Wharton Stockholders”)

WHEREAS:

A.   the respective Boards of Directors of Georgia, Merger Sub and Wharton have approved and declared advisable this Agreement and the merger of Merger Sub with and into Wharton (the "Merger"), upon the terms and subject to the conditions in this Agreement, whereby each issued and outstanding share of common stock of Wharton will be converted into the right to receive the Merger Consideration.

B.  the respective Boards of Directors of Georgia, Merger Sub and Wharton have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

C.  for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "U.S. Tax Code"), and the rules and regulations promulgated thereunder and (b) this Agreement constitutes a plan of reorganization;

D.  the Wharton Stockholders are the legal and beneficial holders of 100% of the issued and outstanding shares of common stock of Wharton (the “Wharton Shares”), and wish to document their intention to pass a resolution of the stockholders of Wharton unanimously approving the Merger and not to transfer any interest in their Wharton Shares.

E.  Georgia is the sole stockholder of Merger Sub, and wishes to document its intention to pass a resolution of the stockholder of Merger Sub unanimously approving the Merger.

NOW THEREFORE IN CONSIDERATION OF the agreements hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and rules and regulations promulgated thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.

“Acquisition Proposal” has the meaning set forth in ;

“Act” means the General Corporation Law of the State of Delaware, and regulations made thereunder as in effect on the date hereof;

“Agreement”, and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time and, where applicable, to the appropriate Schedules hereto;

“Applicable Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, written policies, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, governmental entity or statutory body applicable to a person or its business, undertaking, property or securities;

“Benefit Plans” means employee benefit, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to present or former employees, officers, directors or independent contractors of a Person which are currently maintained or participated in by a Person.

“Board of Directors” means, in respect of a Party, the board of directors of the Party.

“Business Day” means any day, excepting Saturdays, Sundays and statutory holidays observed in the State of Delaware;

“Canadian Securities Laws” means the securities laws and regulations of each of the Provinces of Canada, as in effect on the date hereof;

“Canadian Securities Authorities” means the securities regulators in each of the Provinces of Canada;

“Certificate of Merger” means the certificate of merger in respect of the Merger in the form required by the Act to be filed with the Delaware Secretary of State, Division of Corporations, in connection with the Closing of the Merger;

“Closing” and “Closing Date” have the meanings set forth in Section 2.3;

“Disclosure Documents” means, with respect to a Party, all forms, reports, schedules, statements (including financial statements and the notes thereto and any auditors’ report thereon) and other documents prepared by or on behalf of such Party;

“Disclosure Letter”  means the letter of Wharton or Georgia, as the case may be, delivered to the other party prior to the execution of this Agreement, as updated to the date hereof if necessary for the purposes of the representations and warranties herein, which sets forth items that qualify, to the extent specified therein, a correspondingly referenced representation or warranty made by that Party or covenant given by that Party under this Agreement;

“Division of Corporations”  means the Delaware Division of Corporations;

“Effective Date” has the meaning set forth in Section 2.3;

“Effective Time” has the meaning set forth in Section 2.3;

“employee” in respect of a Person includes an employee of that Person, an independent contractor providing ongoing services to that Person, a consultant to the Person;

“Encumbrance” (and any grammatical variation thereof) includes any mortgage, pledge, assignment, charge, lien, claim, hypothec, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms;

“Environmental Laws” means all applicable federal, state, provincial, municipal or local statutes, regulations, by-laws, orders, rules, policies or guidelines of any Governmental Entity having the force of law, and any requirements or obligations arising under the common law, relating to the Environment, the protection of the Environment, the transportation of dangerous goods or occupational, employee and public health and safety;

“Environmental Permits” means, collectively, all permits, certificates, variances, remedial orders, approvals, consents, authorizations, registrations, directions, instructions and licenses issued by or provided to, as the case may be, any Governmental Entity pursuant to any Environmental Law;

“GAAP” means generally accepted accounting principles approved by the appropriate governing body in the United States;

“Georgia Principals” has the meaning given thereto in Subsection 3.4(x)(i);

“Georgia Stockholders” means the holders of all of the issued and outstanding Georgia Shares;

“Georgia Shares” means the common stock in the share capital of Georgia, as presently constituted;

“Georgia Warrants” means collectively the Class A Warrants and Class B Warrants of Georgia, exercisable to purchase Georgia Shares, forming part of the securities being offered in the Private Placement, and having the terms described in the Georgia Disclosure Letter;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, administrative body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent or agency, commission, board, or authority of any of the foregoing; (c) any self-regulatory authority or stock exchange; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

 “Material Adverse Effect” in relation to any event or change, means an effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, business or prospects of Wharton and its subsidiaries considered as a whole or Georgia and its subsidiaries considered as a whole, as applicable, provided that a Material Adverse Effect will not include an adverse effect: (i) that relates to or arises out of a matter that has been publicly disclosed or otherwise disclosed in writing to Georgia or Wharton, as applicable, prior to such Party entering into this Agreement; (ii) that relates to or arises out of conditions affecting the oil and gas extraction and/or production industry as a whole; (iii) that relates to or arises out of general economic, financial, currency exchange, securities or commodity market conditions in the United States or elsewhere; (iv) that relates to or arises out of any change in the market price of oil or natural gas; or (v) that relates to any change the occurrence of which is reasonably attributable to this Agreement or the performance of any transaction contemplated herein;

“material information” or “material change” relates to any information or change in circumstances affecting a Party hereto, to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase securities of such Party;

“Merger”  means the merger between Merger Sub and Wharton to be effected under the provisions of the Act on the terms and conditions set out in this Agreement, subject to any amendments or variations thereto;

“Merger Consideration” has the meaning set forth in Subsection 2.7(a);

“Merger Sub Stockholder” means Georgia, being the sole stockholder of Merger Sub;

“misrepresentation” means any untrue statement of material information, or the omission to state material information necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

“Parties” means Georgia and Wharton, and “Party” means either one of them;

“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, regulatory body or agency, government or Governmental Entity, however designated or constituted;

“Private Placement” means the offer for sale by Georgia of up to 5,000,000 units of Georgia at a price of $1.00 per unit, with each unit consisting of one Georgia Share, a class A share purchase warrant and a class B share purchase warrant (such warrants being collectively referred to herein as the “Georgia Warrants”);

“Public Disclosure Documents" means all forms, reports, and documents (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) filed by Georgia with the SEC under the 1933 Act and the 1934 Act since May 3, 2006.

“SEC” means the United States Securities and Exchange Commission;

“Securities Authorities” means the Canadian Securities Authorities and the U.S. Securities Regulators;

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which the specified body corporate is entitled to elect a majority of the directors thereof, and any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to such body corporate;

“Surviving Corporation” has the meaning set forth in Section 2.1;

“Tax” or “Taxes”  means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, dues, duties, rates, fees, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Governmental Entity including, but not limited to, (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, severance, stamp, franchise, licences, occupation, premium, capital stock, sales, use, real property, personal property, ad valorem, transfer, license, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, excise,  customs, duties, severance , stamp, occupation or premium taxes, (ii) all withholdings on amounts paid to or by a Person, (iii) all employment insurance premiums, (iv) pension plan contributions or premiums, (v) any fine, penalty, interest, or addition to tax, (vi) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee, and (vii) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of law.

“Tax Returns” includes all returns, elections, reports, declarations, statements, bills, schedules, forms or written information of, or in respect of, Taxes which are required to be filed with, or supplied to, any Governmental Entity with taxing authority;

“Transfer Agent” means Empire Stock Transfer Inc.;

“U.S. Securities Regulators” means the SEC and the securities commission or other securities regulatory authority for each U.S. state;

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended;

“Wharton Canada Debentures” means the convertible debentures of Wharton Resources Limited in the principal amount of $85,000 in Canadian currency, as more particularly described in the Wharton Disclosure Letter;

“Wharton Canada Warrants” means the presently outstanding warrants of Wharton Resources Limited to purchase common shares of Wharton Resources Limited, as more particularly described in the Wharton Disclosure Letter;

“Wharton Loan Agreements” means the loan agreements entered into among Wharton and those persons, and on such terms, as described in the Wharton Disclosure Letter, whereby Wharton received loans in the aggregate amount of $850,000;

“Wharton Merger Resolution” means the written consent resolution of all of the Wharton Stockholders approving the Merger in accordance with the requirements of the Act;

“Wharton Principals” has the meaning set forth in Subsection 3.2(t)(i);

“Wharton Stockholders” has the meaning ascribed thereto in the recital page above; and

“Wharton Shares” means the shares in the common stock of Wharton, as presently constituted.

1.2

Singular, Plural, etc.

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3

Deemed Currency

In the absence of a specific designation of any currency, any dollar amount referenced herein will be deemed to refer to lawful currency of the United States.

1.4

Headings, etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made.

1.5

Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action will be required to be taken on the next succeeding day that is a Business Day.

1.6

Inclusive Terminology

Whenever used in this Agreement, the words “includes” and “including” and similar terms of inclusion will not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather will mean “includes but is not limited to” and “including but not limited to”, so that references to included matters will be regarded as illustrative without being either characterizing or exhaustive.

1.7

Interpretation Not Affected by Party Drafting

The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable to the interpretation of this Agreement.

1.8

Entire Agreement

This Agreement (including the Schedules hereto, and the Disclosure Letter of each Party,) constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the Parties other than as expressly set forth in this Agreement. For greater certainty, the Parties agree that this Agreement supersedes the Letter of Intent and that the Letter of Intent will have no further force or effect.

1.9

Knowledge

In this Agreement, references to “knowledge”, “the knowledge of” and similar references mean the actual knowledge of any of the officers of the applicable Party, after reasonable inquiry, and such officers will make such inquiry as is reasonable in the circumstances.

1.10

References

Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to such statute in force from time to time and any stature or regulation that supplements or supersedes such statute or regulation.

ARTICLE 2
THE MERGER

2.1

Merger

Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Act, at the Effective Time, Wharton shall be merged with and into Merger Sub.  As a result of the Merger, the separate corporate existence of Wharton shall cease and Merger Sub, a Delaware Corporation, shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

2.2

Effect of the Merger

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Act.  Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and Wharton shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Wharton shall become the debts, liabilities and duties of the Surviving Corporation.

2.3

Closing of Merger

The closing of the Merger (the "Closing") shall take place on the first Business Day after the satisfaction or waiver (subject to Applicable Laws) of the conditions in this Agreement, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the "Closing Date").  The Closing shall be held at the offices of Georgia or such other place and in such manner as the parties agree.  As soon as practicable on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Division of Corporations in such form as required by, and executed in accordance with the relevant provisions of, the Act (the date and time such filing is accepted by the Division of Corporations, or if another date and time is specified in such filing, such specified date and time, being respectively the “Effective Date” and the "Effective Time").

2.4

Certificate of Incorporation; By-Laws

2.4.1

At the Effective Time and without any further action on the part of Wharton and Merger Sub, the Certificate of Incorporation of Merger Sub, as may be amended or restated, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the Act.

2.4.2

At the Effective Time and without any further action on the part of Wharton and Merger Sub, the Bylaws of Merger Sub, as may be amended or restated, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

2.5

Directors and Officers of the Surviving Corporation

The directors of Wharton immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.  The officers of Wharton immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

2.6

Directors of Georgia

At or prior to the Effective Time, Georgia shall take all action necessary so that, immediately following the Effective Time, the directors of Wharton will be appointed to the Board of Directors of Georgia, and the officers of Wharton shall be appointed the officers of Georgia, and all directors and officers of Georgia shall concurrently therewith resign.

2.7

Conversion of Securities

At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Wharton or the holders of any of the following securities:

(a)

Conversion of Common Stock.  Each Wharton Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 25,000 Georgia Shares (the “Merger Consideration”).  All such Wharton Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and any right to receive a certificate representing any such shares shall thereafter represent the right to receive the Merger Consideration payable in respect of such Wharton Shares.

(b)

Merger Sub Shares.  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

2.8

Exchange of Certificates

2.8.1

Reserve of Georgia Shares.  At or prior to the Effective Time, Georgia shall reserve, for the benefit of the Wharton Stockholders, sufficient Georgia Shares to give effect to the Merger in accordance with this Agreement.

2.8.2

Transfer Agent. Promptly after the Effective Time, , Georgia shall instruct the Transfer Agent to mail to each Wharton Stockholder a certificate or certificates representing Georgia Shares in satisfaction of the Merger Consideration.

2.8.3

Wharton Share Certificates. On and following the Effective Time, any right of a Wharton Stockholder to receive a certificate representing the Wharton Shares shall be deemed at any time after the Effective Time to represent only the right to receive the Georgia Shares payable in respect of the Wharton Shares that would otherwise be represented by such certificate.

2.8.4

Further Rights in Wharton Shares. The Georgia Shares issued upon conversion of Wharton Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Wharton Shares.

2.9

Convertible Debentures, Warrants and Bonus Shares

2.9.1

Georgia acknowledges that Wharton may assume the Wharton Canada Debentures, and Wharton hereby agrees with Georgia that prior to any such assumption, and before the Effective Time, Wharton will obtain the agreement in writing of the holders of such debentures (a) not to convert all or any portion of such debentures prior to the earlier of the Effective Time or the time this agreement is terminated in accordance with the terms hereof; (b) that on or after the Effective Time such debentures will each be convertible only to acquire Georgia Shares at a deemed price of $0.85 per each Georgia Share in full satisfaction of the principal amount plus accrued interest of such debentures so converted, and no Wharton Shares will be issued; and (c) that the obligation of Georgia to issue any Georgia Shares on conversion of all or any part of such debentures is subject to the holder thereof satisfying Georgia, acting reasonably, that such issuance of Georgia Shares can be made in compliance applicable Canadian Securities Laws, or applicable U.S. federal and state securities laws and regulations.  Subject to the foregoing conditions being met, Georgia hereby agrees to the assumption by Wharton of the Wharton Canada Debentures, and further agrees to issue Georgia Shares to the holders of the Wharton Canada Debentures on due conversion of all or any part of the principal amount of such debentures.  For greater certainty, other than as provided in this subsection in connection with a conversion the principal amount of the Wharton Canada Debentures, at no time, either before or after the Effective Time, will Georgia have any obligation to repay any amounts owing under the Wharton Canada Debentures as assumed by Wharton, and such obligation will otherwise remain an obligation of Wharton.

2.9.2

Georgia acknowledges that Wharton may, prior to the Effective Time, assume the Wharton Canada Warrants in such manner as Wharton may deem reasonable, and Wharton hereby agrees with Georgia that any documentation evidencing such assumption by Wharton must include provisions to the effect that (a) the holders of such warrants will not exercise all or any portion of such warrants prior to the earlier of the Effective Time or the time this agreement is terminated in accordance with the terms hereof; (b) to include an adjustment provision to the effect that (i) on or after the Effective Time such warrants will be exerciseable only to acquire Georgia Shares at a deemed price of $1.25 per each Georgia Share and no Wharton Shares will be issued, and (ii) the number of shares issuable on exercise of all such assumed warrants will be adjusted such that the aggregate maximum number of Georgia Shares issuable on exercise of all such warrants will be 85,000 Georgia Shares; and (c) the obligation of Georgia to issue any Georgia Shares on exercise of all or any part of such warrants is subject to the holder thereof satisfying Georgia, acting reasonably, that such issuance of Georgia Shares can be made in compliance with applicable Canadian Securities Laws and applicable U.S. federal and state securities laws and regulations.  Subject to the foregoing conditions being met, Georgia hereby agrees to the assumption by Wharton of the Wharton Canada Warrants on otherwise substantially the same terms as presently contained in the certificates representing the Wharton Canada Warrants, and further agrees to issue Georgia Shares to the holders of the Wharton Canada Warrants, as assumed by Wharton, on due exercise thereof.

2.9.3

Georgia hereby agrees to issue on the Effective Date, the Bonus Shares as such term is defined in the Wharton Loan Agreements, to the lenders identified in such agreements, Wharton and Georgia hereby agreeing that such shares will be issued as “restricted securities” as that term is used in Rule 144 promulgated under the 1933 Act, and will bear a legend denoting such restriction, and further that the obligation to issue such Georgia Shares is subject to Georgia, acting reasonably, being satisfied that such issuance can be made in compliance with applicable Canadian Securities Laws and applicable U.S. federal and state securities laws and regulations.

2.10

Issuance of Shares of the Surviving Corporation to Georgia

As consideration for the issuance of the Georgia Shares in exchange for the surrender of the certificates representing the Wharton Shares and the cancellation of the Wharton Shares, the Surviving Corporation will concurrently with the Closing issue to Georgia one share in the common stock of the Surviving Corporation at a deemed value equal to the fair market value of the Wharton Shares immediately before the Effective Time.

2.11

Taking of Necessary Action; Further Action

If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Wharton and Merger Sub, the officers and directors of Wharton and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Georgia and Wharton

Other than as disclosed in the respective Disclosure Letter of one Party to the other, each Party hereby represents and warrants to the other Party the following and acknowledges that the other Party is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

it and each of its Subsidiaries is duly incorporated and organized and validly existing under the laws of their respective jurisdictions of incorporation;

(b)

the ownership of the shares or other ownership interests of each of its Subsidiaries is accurately disclosed in the Disclosure Letter of such Party, and all such shares or interests are validly, legally and beneficially owned by such Party, free and clear of all Encumbrances of any kind whatsoever except for restrictions on transfer contained in the constating documents of such entities.  The Party or any of its Subsidiaries do not own and have no contracts of any kind to acquire, directly or indirectly, any shares, units, trust units, interests in a partnership (general or limited) or other interests in any Person.  There are no options, warrants, conversion privileges, pre-emptive rights or other rights agreements or arrangements obligating the Party or any of its Subsidiaries to issue, sell or acquire any securities of any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for securities or other ownership interests of any of the Subsidiaries or any other Person.  There are no outstanding stock appreciation rights, equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of the Party or any of its Subsidiaries;

(c)

the Party has the full corporate power, capacity and authority to enter into this Agreement and to execute, deliver and perform its obligations under this Agreement (subject to the approval of the Wharton Stockholders and the Merger Sub Stockholder) and this Agreement has been duly authorized, executed and delivered by the Party and constitutes a legal, valid and binding obligation of the Party enforceable against the Party in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting the rights of creditors generally, and subject to the qualifications that (i) equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction, and (ii) rights to indemnity and contribution may be limited by Applicable Laws;

(d)

the execution and delivery of this Agreement, the consummation by the Party of the transactions contemplated in this Agreement and compliance by the Party with the terms of this Agreement do not and will not result in any violation of the articles or by-laws or similar constating documents of the Party or of any of its Subsidiaries or violate any resolution of the directors or stockholders of the Party or give rise to a right to terminate or accelerate the due date of any payment or indebtedness due under or trigger a payment under, or conflict with, violate or result in the breach of any term or provision of or constitute a default (or any event which with notice, or lapse of time, or both, would constitute a default) under, or require consent, approval, permit, authorization, order or waiver from any third Person under, or result in the execution or imposition of any right, lien, charge or Encumbrance upon any properties, businesses or assets of the Party or any of its Subsidiaries under:

(i)

any indenture, mortgage, loan agreement, trust deed, note, contract or other agreement or instrument to which the Party or any Subsidiary is a party or by which the Party or any Subsidiary or any of their respective properties, businesses or assets is bound or affected;

(ii)

any franchise, license or permit held by the Party or any of its Subsidiaries or of which the Party or any of its Subsidiaries has an interest;

(iii)

any judgment, order or decree of any Governmental Entity having jurisdiction over the Party or any Subsidiary or any of their properties, businesses or assets; or

(iv)

any Applicable Laws applicable to the Party or any Subsidiary, other than any such conflicts, violations, defaults, rights, liens, charges or Encumbrances that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on the Party;

(e)

the entering into and the performance of the transactions contemplated herein by the Party:

(i)

does not require the approval, consent or authorization of a Securities Authority or Governmental Entity;

(ii)

will not contravene any statute or regulation of any Governmental Entity which is applicable to the Party, where such contravention could reasonably be expected to have a Material Adverse Effect on the Party; and

(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Party or any license, permit, mortgage, note, indenture, contract or agreement, instrument, lease or other document to which the Party or its Subsidiaries is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default could reasonably be expected to have a Material Adverse Effect on the Party;

(f)

the consolidated financial statements of the Party (including the notes thereto and any auditors’ report thereon) present fairly in all material respects its consolidated financial position, its consolidated results of operations and cash flows and surplus or deficit and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply; such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved, any audit report thereon has been provided in accordance with GAAP, contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses, and all adjustments necessary for a fair presentation of the results for such periods have been made (subject, in the case of unaudited statements, to normal year-end audit adjustments); and

(g)

there are no claims, actions, suits, judgments, investigations or proceedings of any kind outstanding, pending or to the best knowledge of the Party, threatened against or affecting the Party or its Subsidiaries or any of their respective properties and assets or their respective directors, officers or promoters at law or in equity or before any Governmental Entity of any kind, which would have or result in a Material Adverse Effect on either Party.

3.2

Representations and Warranties of Wharton and the Wharton Stockholders

As an inducement to Georgia and Merger Sub to enter into this Agreement, Wharton and the Wharton Stockholders hereby jointly and severally represent and warrant to Georgia the following, in each case except as modified in the Wharton Disclosure Letter, and acknowledges that Georgia and Merger Sub are relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

no order (or the equivalent) ceasing or suspending the trading of its securities or prohibiting the sale of securities by Wharton or any of its Subsidiaries has been issued and is in force and, to the knowledge of Wharton, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(b)

Wharton’s authorized capital consists of 10,000 Wharton Shares of which 1,200 Wharton Shares are issued and outstanding as at the date hereof, and all of such outstanding Wharton Shares have been duly authorized and are validly issued, fully paid and nonassessable;

(c)

the Wharton Shares are legally and beneficially owned by the Wharton Stockholders as reflected on the register of stockholders maintained in the record books of Wharton, and as set forth in the Wharton Disclosure Letter;

(d)

the Wharton Shares registered in the names of the Wharton Stockholders are uncertificated, as permitted under the Act, and there are otherwise no outstanding certificates representing any Wharton Shares;

(e)

Wharton has no, nor will there be immediately prior to the Effective Time any, options, warrants, conversion privileges, calls or other rights (including preemptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it or any of its Subsidiaries;

(f)

other than pursuant to this Agreement and the Letter of Intent, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Wharton or any of its Subsidiaries of any material assets of Wharton or any of its Subsidiaries and neither Wharton nor any of its Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any securities or any assets which could reasonably be expected to be material to Wharton and its Subsidiaries taken as a whole;

(g)

the financial books, records and accounts of Wharton and its Subsidiaries (i) have been maintained in all material respects in accordance with good business practices, (ii) accurately and fairly reflect the material transactions and dispositions of the assets of Wharton and its Subsidiaries and (iii) in all material respects accurately and fairly reflect the basis for the financial statements of Wharton. Wharton has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with GAAP, or any other criteria applicable to such statements and (b) to maintain accountability for assets.  Wharton’s and its Subsidiaries’ corporate records and minute books have been maintained in compliance with applicable Laws and are complete and accurate in all material respects;

(h)

neither Wharton nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of an amount of money in the aggregate in excess of $10,000 as a condition to or a necessity for the right or ability of Wharton or any of its Subsidiaries to conduct its business;

(i)

Wharton has not entered into any agreement that would entitle any person to any valid claim against Wharton for a broker’s commission, finder’s fee, expense reimbursement or any like payment in respect of the Merger or any other matter contemplated by this Agreement;

(j)

neither Wharton nor any of its Subsidiaries has any material liability or obligation, whether direct, indirect, accrued, absolute, contingent or otherwise not disclosed or reflected in its consolidated financial statements, for the financial period ended August 31, 2006 , except for liabilities and obligations incurred in the ordinary course of business since August 31, 2006;

(k)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of Wharton, threatened against Wharton or any of its Subsidiaries before any Governmental Entity;

(l)

Wharton and each of its Subsidiaries is registered, licensed or otherwise qualified as to carry on business in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, except where the failure to be so registered, licensed or otherwise qualified does not, nor is reasonably expected to, have a Material Adverse Effect, and they have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business, except where the failure to be so qualified does not, nor is reasonably expected to, have a Material Adverse Effect;

(m)

Wharton and each of its Subsidiaries has conducted and is conducting its business in compliance, in all material respects, with all Applicable Laws of each jurisdiction in which its business is carried on, except where the failure to so comply does not, nor is reasonably expected to, have a Material Adverse Effect and possess all material certificates, authority, permits or licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it and all such certificates, authorities, permits and licenses are valid and subsisting and in good standing and, to Wharton’s knowledge, neither Wharton nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on Wharton;

(n)

Wharton and its Subsidiaries (and their respective businesses and operations):

(i)

are in substantial compliance with all applicable Environmental Laws and Environmental Permits in all jurisdictions having environmental regulatory jurisdiction over Wharton or any of its Subsidiaries or assets and in all jurisdictions in which Wharton or its Subsidiaries own assets or conduct operations, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect;

(ii)

have obtained all Environmental Permits that are required to carry on their respective businesses and operations as currently carried out under all applicable Environmental Laws, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect; and

(iii)

to the best knowledge of Wharton, have had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems for which any of them may be liable that have not been remedied;

(o)

Wharton and each of its Subsidiaries have good and marketable title to their assets and properties free and clear of all Encumbrances of any kind whatsoever;

(p)

to the knowledge of Wharton, the technical reports in relation the oil and gas interests and projects of Wharton and/or its Subsidiaries in the states of Texas, Louisiana and Kentucky, except to the extent that any statements contained therein have been modified or superseded by later technical reports, were accurate in all material respects and all known facts that may impact on the capital costs, operating costs or operational parameters of each such project were fully and accurately disclosed, and nothing has come to the attention of Wharton indicate that any of the foregoing statements are or may be inaccurate;

(q)

although Wharton does not warrant title, Wharton or its Subsidiaries have taken reasonable steps, to acquire title to all natural resource or exploration properties and assets held by Wharton or its Subsidiaries, or interest in those same properties, under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements free and clear of Encumbrances;

(r)

Wharton has made available to Georgia all material information, including financial, operational and other information, in respect of the oil and gas resource or exploration properties and assets and all such information as made available to Georgia is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading;

(s)

all material contracts and agreements of Wharton and its Subsidiaries have been disclosed in Wharton’s Disclosure Letter, and true and correct copies of each (or in the case of oral contracts, if any, summaries of the material terms thereof) contract has been provided to Georgia by Wharton.  Wharton and its Subsidiaries are in compliance in all material respects with all terms and provisions of all material contracts, agreements, indentures, leases, policies, instruments and licences in connection with the conduct of their respective businesses and, to the knowledge of Wharton, all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and to the knowledge of Wharton no breach or default by any other party or event which, with notice or lapse of time or both, could constitute a material breach or material default by any other party, exists with respect thereto;

(t)

Wharton and each of its Subsidiaries do not maintain any policies of insurance ;

(u)

except as disclosed in its consolidated financial statements of Wharton for the period ended August 31, 2006:

(i)

neither Wharton nor any of its Subsidiaries is indebted to any of its directors or officers or any of their associates (collectively the “Wharton Principals”), other than expenses or advances for travel and business expenses in the normal course, or to any Wharton Stockholder;

(ii)

none of the Wharton Principals or Wharton Stockholders is indebted or under obligation to Wharton or to any of its Subsidiaries on any account whatsoever;

(iii)

neither Wharton nor any of its Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person;

(v)

since the date of Wharton’s consolidated financial statements for the period ended August 31, 2006, Wharton or, as the case may be, any of its Subsidiaries has not: (i) declared or paid any dividends or made any distribution of its properties or assets to Wharton Stockholders; (ii) disposed of any of its material assets or properties; (iii) incurred any material indebtedness; or (iv) made or suffered any change or changes in its financial condition, assets, liabilities,  business or prospects which, individually or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect in respect of Wharton;

(w)

neither Wharton nor any of its Subsidiaries:

(i)

is a party to any written or oral policy, agreement, obligation or understanding providing for severance, unemployment compensation, golden parachute, termination payments, bonus or otherwise or an increase in any benefits payable under any Benefit Plans or the acceleration of time or payment or vesting of any such payments to any director or officer or employee of Wharton or any of its Subsidiaries, whether directly or indirectly, including, without limitation, upon the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance by Wharton with the terms of this Agreement other than those set out in the Wharton Disclosure Letter and for which the aggregate severance payments do not exceed $10,000;

(ii)

has any employee or consultant whose employment or contract with Wharton or any of its Subsidiaries, respectively, cannot be terminated without payment upon a maximum of 12 months’ notice other than as set out in the Wharton Disclosure Letter; and

(iii)

is a party to any collective bargaining agreement or letter of understanding, letter of intent or other written communication with any bargaining agent, trade union or association which may qualify as a trade union, which would apply to any employees of Wharton or any of the Subsidiaries, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, or subject to any current, pending or threatened strike or lockout;

(x)

Wharton and its Subsidiaries have filed or caused to be filed, in a timely manner all Tax Returns required to be filed by them (all of which Tax Returns were correct and complete in all material respects) and have paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable, collectible and remittable, except, in either case where such failure to file or to pay, collect, withhold or remit could not reasonably be expected to have a Material Adverse Effect on Wharton.  Wharton and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Taxes within the meaning of section 6662 of the U.S. Tax Code. Wharton has provided adequate accruals in accordance with GAAP in consolidated financial statements for the period ended August 31, 2006 for any Taxes for the period covered by such financial statements which have not been paid, whether or not shown as being due on any Tax Returns.  Since such publication date, no material liability for Taxes not reflected in such consolidated financial statements or otherwise provided for has been assessed, to the knowledge of Wharton proposed to be assessed, or incurred or accrued other than in the ordinary and usual course of business.  To the knowledge of Wharton, there are no material proposed (but unassessed) additional Taxes and none have been asserted by the Canada Revenue Agency the U.S. Internal Revenue Service or any Governmental Entity having taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waiver of any statute of limitations has been given or requested with respect to Wharton or any of its Subsidiaries.  To the knowledge of Wharton, there are no audits or proceedings in progress, pending or threatened against Wharton or any of its Subsidiaries in respect of any Taxes, or any claim that Wharton or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which Wharton or any of its Subsidiaries does not file Tax Returns.  No lien for Taxes has been filed or exists other than for Taxes not yet due and payable;

(y)

there is not now, and there has never been, any disagreement with the present or any former auditors of Wharton , and to the knowledge of Wharton, the auditors of Wharton are registered with the Public Company Accounting Oversight Board (“PCAOB”);

(z)

neither Wharton nor its Subsidiaries own or license any patents, patent rights, trademarks, trade names, service marks, copyrights, know how or other proprietary intellectual property rights that are material to the conduct of the business of Wharton or any of its Subsidiaries;

(aa)

Wharton and each of its Subsidiaries do not have any employees ;

(bb)

Wharton and its Subsidiaries have been and are being operated in material compliance with all Applicable Laws relating to employees including, but not limited to risk prevention measures, social security and other contributions, occupational health and safety, employment equity, pay equity, workers’ compensation, equal employment opportunity, human rights and labour relations and there are no current, pending or, to Wharton’s knowledge, threatened claims, litigation or proceedings before any board, tribunal or other Governmental Entity with respect to any of the foregoing; and

(cc)

Wharton has no agreements, contracts, or other arrangements that constitute a Benefit Plan.

3.3

Additional Representations of the Wharton Stockholders

As an inducement to Georgia and Merger Sub to enter into this Agreement, each Wharton Stockholder hereby represents and warrants to Georgia and Merger Sub the following, and acknowledges that Georgia and Merger Sub are relying upon such representations, warranties and acknowledgements in connection with entering into this Agreement and participating in the Merger:

(a)

it understands and acknowledges that the Georgia Shares constituting the Merger Consideration have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and that the issuance of such securities contemplated hereby will be made in reliance upon an exemption from such registration requirements and, as a result, such securities will be “restricted securities” within the meaning of Rule 144 under the 1933 Act;

(b)

it understands and acknowledges that Georgia is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Georgia Shares constituting the Merger Consideration in the United States;

(c)

it understands and agrees that (A) if it decides to offer, sell, pledge or otherwise transfer any of the Georgia Shares constituting the Merger Consideration, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless: (i) the transfer is to Georgia; (ii) the transfer is made outside the United States in accordance with Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; (iii) the transfer is made in compliance with an exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws; or (iv) in another transaction that does not require registration under the 1933 Act or any applicable state securities laws, and it has furnished to Georgia an opinion of counsel of recognized standing in form and substance satisfactory to Georgia to such effect and (B) that a legend to such effect will be placed on the certificates representing such securities, and all certificates issued in exchange therefor or in substitution thereof, until such time as it is no longer required under the 1933 Act or applicable state securities laws;

(d)

it consents to Georgia making a notation on its records or giving instructions to any transfer agent for the Georgia Shares in order to implement the restrictions on transfer set forth and described herein;

(e)

it alone, or with the assistance of its financial advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its acquisition of the Georgia Shares constituting the Merger Consideration, and it is able to bear the economic risk of, and withstand a complete loss of, its entire investment in such securities;

(f)

it is acquiring the Georgia Shares constituting the Merger Consideration for its own account and not with a view to any resale, distribution or other disposition of such securities in violation of the U.S. federal or state securities laws;

(g)

it has had access to such information regarding Georgia as it has considered necessary in connection with its investment decision to acquire the Georgia Shares constituting the Merger Consideration;

(h)

it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act  (and such stockholder has informed itself as to such definition);

(i)

it is an “accredited investor” as that term is defined in National Instrument 45-106 as adopted by the Canadian Securities Authorities (and such stockholder has informed itself as to such definition), and to the extent that any Wharton Stockholder is a Canadian resident, such Wharton Stockholder agrees to comply with resale restrictions under Canadian Securities Laws as applicable in the Province of residence of such shareholder and agrees to inform themselves as to such resale restrictions; and

(j)

each of the Wharton Stockholders has had the opportunity to obtain independent tax and investment advice respecting entering into this Agreement and completing the transactions contemplated hereby, and is not relying on Georgia or its agents, directors, officers, employees, or professional advisors, with respect to any tax or investment advice.

3.4

Representations and Warranties of Georgia

As an inducement to Wharton to enter into this Agreement, Georgia hereby represents and warrants to Wharton the following, in each case except as set forth in the Georgia Disclosure Letter, and acknowledges that Wharton is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

the Georgia Shares are registered under Section 12(g) of the 1934 Act and Georgia is current in its reporting with the SEC pursuant to the 1934 Act;

(b)

trades in the Georgia Shares are eligible for quotation on the OTC Bulletin Board;

(c)

no order (or the equivalent) ceasing or suspending the trading of its securities or prohibiting the sale of securities by Georgia or any of its Subsidiaries has been issued and is in force and, to the knowledge of Georgia, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(d)

as at the date of this Agreement, its authorized capital consists of 1,200,000,000 Georgia Shares of which 27,645,000 Georgia Shares are issued and outstanding;

(e)

other than any securities issuable pursuant to the Private Placement, Georgia has no options, warrants, conversion privileges, calls or other rights (including pre-emptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or any other Person or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it;

(f)

other than pursuant to and set forth in this Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Georgia or any of its Subsidiaries of any material assets of Georgia or any of its Subsidiaries and neither Georgia nor any of its Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any assets which could reasonably be expected to be material to Georgia and its Subsidiaries taken as a whole;

(g)

the Georgia Shares to be issued in connection with the Merger will be, at the Effective Time, duly authorized, and will be validly issued, fully paid, non-assessable shares in the share capital of Georgia and in compliance with Applicable Laws;

(h)

the financial books, records and accounts of Georgia and its Subsidiaries (i) have been maintained in all material respects in accordance with good business practices, (ii) accurately and fairly reflect the material transactions and dispositions of the assets of Georgia and its Subsidiaries and (iii) in all material respects accurately and fairly reflect the basis for the financial statements of Georgia. Georgia has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, or any other criteria applicable to such statements and (b) to maintain accountability for assets. The corporate records and minute books of Georgia and the Georgia Subsidiaries have been maintained in compliance with applicable Laws and are complete and accurate in all material respects;

(i)

neither Georgia nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of an amount of money in the aggregate in excess of $10,000 as a condition to or a necessity for the right or ability of Georgia or any of its Subsidiaries to conduct its business;

(j)

Georgia has not entered into any agreement that would entitle any person to any valid claim against Georgia for a broker’s commission, finder’s fee, expense reimbursement or any like payment in respect of the Merger or any other matter contemplated by this Agreement;

(k)

neither Georgia nor any of its Subsidiaries has any material liability or obligation, whether direct, indirect, accrued, absolute, contingent or otherwise not disclosed or reflected in its publicly-disclosed consolidated financial statements;

(l)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of Georgia, threatened against Georgia or any of its Subsidiaries before any Governmental Entity;

(m)

Georgia and each of its Subsidiaries is registered and licensed in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified except where the failure to be so registered, licensed or otherwise qualified does not, nor is reasonably expected to, have a Material Adverse Effect on Georgia and they have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business, except where the failure to be so qualified does not, nor is reasonably expected to, have a Material Adverse Effect;

(n)

Georgia and each of its Subsidiaries has conducted and is conducting its business in compliance, in all material respects, with all Applicable Laws of each jurisdiction in which its business is carried on, except where the failure to so comply does not, nor is reasonably expected to, have a Material Adverse Effect and possess all material certificates, authority, permits or licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it and all such certificates, authorities, permits and licenses are valid and subsisting and in good standing and, to Georgia’s knowledge, neither Georgia nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on Georgia;

(o)

Georgia and each of its Subsidiaries have good and marketable title to their assets and properties free and clear of all Encumbrances of any kind whatsoever;

(p)

although Georgia does not warrant title, all interests in natural or mineral resource or exploration properties and assets for the production or processing of such natural or mineral resources of Georgia and its Subsidiaries are set out in Georgia’s Public Disclosure Documents and, except as provided in such Public Disclosure Documents, the Georgia Disclosure Letter, (i) Georgia has no reason to believe that it or a Georgia Subsidiary does not have title to or the irrevocable right to produce and sell its production in respect of such properties and represents and warrants that the properties are free and clear of Encumbrances created by, through or under Georgia or its Subsidiaries, except those arising in the ordinary course of business, which are not material in the aggregate, and, (ii) to the best of its knowledge, Georgia or an Georgia Subsidiary holds the property and assets under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements for which Georgia is not aware of any defect or impairment that could reasonably be expected to result in a Material Adverse Event;

(q)

Georgia has made available to Wharton all material information, including financial, operational and other information, in respect of the natural or mineral resource or exploration properties and assets referred to in paragraph (p) (except such information that does not have, and could not reasonably be expected to have a Material Adverse Effect in respect of Georgia) and all such information as made available to Wharton is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading;

(r)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of Georgia threatened against Georgia or any of its Subsidiaries before any Governmental Entity;

(s)

Georgia and the Georgia Subsidiaries (and their respective businesses and operations):

(i)

are in substantial compliance with all applicable Environmental Laws and Environmental Permits in all jurisdictions having environmental regulatory jurisdiction over Georgia or any of its Subsidiaries or assets and in all jurisdictions in which Georgia or its Subsidiaries own assets or conduct operations, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect;

(ii)

have obtained all Environmental Permits that are required to carry on their respective businesses and operations as currently carried out under all applicable Environmental Laws, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect; and

(iii)

to the best knowledge of Georgia, have had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems for which any of them may be liable that have not been remedied;

(t)

to the best of the knowledge of Georgia, the Disclosure Documents (including the technical reports) of Georgia in relation to the mineral and mining development projects of Georgia and/or its Subsidiaries, except to the extent that any statements contained therein have been modified or superseded by later Public Disclosure Documents, were accurate in all material respects and all known facts that may impact on the capital costs, operating costs or operational parameters of each such project were fully and accurately disclosed in Georgia’s most recent public technical report related to such projects, and nothing has come to the attention of Georgia to indicate that any of the foregoing statements are or may be inaccurate;

(u)

Georgia has filed all forms, reports, and documents (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) required to be filed by Georgia under the 1933 Act and 1934 Act since May 3, 2006.  The Public Disclosure Documents (i) at the time filed, with respect to all of the Public Disclosure Documents other than registration statements filed under the 1933 Act, or at the time of their respective effective dates, with respect to registration statements filed under the 1933 Act, complied as to form in all material respects with the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, and (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Public Disclosure Documents or necessary in order to make the statements in such Public Disclosure Documents, in the light of the circumstances under which they were made, not misleading.

(v)

Each of the financial statements (including, in each case, any related notes) contained in the Public Disclosure Documents at the time filed or at the time of their respective effective dates, as the case may be, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly presented the financial position of Georgia at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

(w)

Georgia has in place the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act) required in order for the Chief Executive Officer and Principal Financial and Accounting Officer of Georgia to engage in the review and evaluation process mandated by the 1934 Act.  Georgia’s "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Georgia in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Georgia’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Principal Financial and Accounting Officer of Georgia required under the 1934 Act with respect to such reports.

(x)

Georgia and its Subsidiaries have title to their respective material assets used in their mining operations as disclosed in Georgia’s Disclosure Documents;

(y)

all material contracts and agreements of Georgia and its Subsidiaries have been disclosed in Georgia’s Disclosure Documents, and true and correct copies of each (or in the case of oral contracts, summaries of the material terms thereof) contract that has been requested by Wharton has been provided to Wharton by Georgia.  Georgia and its Subsidiaries are in compliance in all material respects with all terms and provisions of all material contracts, agreements, indentures, leases, policies, instruments and licences in connection with the conduct of their respective businesses and, to the knowledge of Georgia, all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and to the knowledge of Georgia no breach or default by any other party or event which, with notice or lapse of time or both, could constitute a material breach or material default by any other party, exists with respect thereto;

(z)

Georgia and each of its Subsidiaries do not maintain any policies of insurance;

(aa)

except as disclosed in the financial statements of Georgia filed with the SEC:

(i)

neither Georgia nor any of its Subsidiaries is indebted to any of its directors or officers or any of their associates (collectively the “Georgia Principals”), other than expenses or advances for travel and business expenses in the normal course, or to any holder of any Georgia Stockholder;

(ii)

none of the Georgia Principals or holders of Georgia Shares is indebted or under obligation to Georgia or to any of its Subsidiaries on any account whatsoever; and

(iii)

neither Georgia nor any of its Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person other than of a Subsidiary of Georgia.

(bb)

since the date of Georgia’s latest financial statements filed with the SEC, Georgia has not: (i) declared or paid any dividends or made any distribution of its properties or assets to holders of Georgia Shares; (ii) disposed of any of its material assets or properties; (iii) incurred any material indebtedness; or (iv) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect in respect of Georgia;

(cc)

Georgia has no employees and has no Benefit Plans;

(dd)

Georgia has not filed any Tax Returns as at the date hereof; and

(ee)

there is not now, and there has never been, any disagreement with the present or any former auditors of Georgia, and to the knowledge of Georgia, the auditors of Georgia are registered with the PCAOB.

3.5

Non-Waiver

Any investigation made by or on behalf of a Party and its advisors will not have the effect of waiving, diminishing the scope of, mitigating or otherwise affecting any representation, warranty or covenant made by the other Party herein or pursuant hereto.

3.6

Survival of Representations and Warranties

The representations, warranties and agreements in this Agreement shall survive the Closing for a period of 12 months from the Closing, or shall terminate upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that in any event the agreements set forth in Section 7.2 and Section 9.2 shall survive termination of this Agreement for a period of six years, and further except that in the case of representations, warranties and agreements of the Wharton Stockholders, this paragraph shall apply only to those representations, warranties and agreements made in Subsections 3.2(b) through (e) and in Subsections 3.3 (a) through (j).

ARTICLE 4
COVENANTS

4.1

Disclosure

Each Party agrees to consult with each other before issuing, and will provide the other Party with a reasonable prior opportunity to review and comment on, any press release or public statement with respect to this Agreement or the Merger and in making any filings with any Governmental Entity, including any filing with any securities administrator with respect thereto. Each Party will use reasonable commercial efforts to provide the other Party with a reasonable opportunity to review and comment on all such press releases and filings prior to the release or submission thereof provided that if a Party is required by Applicable Laws to make a public announcement with respect to this Agreement and/or the Merger, such Party will provide as much prior notice (including the proposed text of the announcement) to the other Party as is reasonably possible.   Each Party will consult with the other Party prior to issuing any press release or making any announcement regarding its mineral or oil and gas reserves or resources and, subject to Applicable Laws, each Party agrees that it will not issue any press release or make any announcement regarding such reserves or resources without the prior written consent of the other Party, such consent not to be unreasonably withheld.

4.2

Business Covenants of the Parties

Each Party covenants and agrees with the other Party that, except as contemplated in this Agreement, the Disclosure Letter of the Party or the Plan of Merger, until the Closing or the day upon which this Agreement is terminated pursuant to Article 7, whichever is earlier:

(a)

it will, and will cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action other than in, the usual, ordinary and regular course of business and consistent with past practice and in accordance with Applicable Laws and for greater certainty will not and will not allow any Subsidiary to, without the prior written consent of the other Party (such consent not to be unreasonably withheld):

(i)

make any commitments in excess of, or enter into any contracts or group of related contracts with a value or aggregate value (as the case may be) in excess of $50,000;

(ii)

make any changes to the senior management or senior personnel of the Party or its Subsidiaries; and

(iii)

undertake or make any decision or action which could be material to the business of the Party and/or any Subsidiary or which could reasonably be expected to have a Material Adverse Effect on the Party;

(b)

it will not and will not permit any Subsidiary to, directly or indirectly do or permit to occur any of the following:

(i)

issue, sell, pledge, lease, dispose of, redeem, purchase or encumber or agree to or enter into a commitment to issue, sell, pledge, lease, dispose of, redeem, purchase or encumber:  (A) any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares, debt securities, derivative securities or other securities of it or any of its Subsidiaries, other than pursuant to the exercise of securities which are outstanding on the date hereof; or (B) any material assets, rights, properties of it or any of its Subsidiaries;

(ii)

amend or propose to amend its articles or by-laws (or the equivalent charter or constating documents) or those of any of its Subsidiaries or amend or propose to amend any of the terms of the securities as they exist on the date hereof;

(iii)

split, combine or reclassify any of its outstanding shares or the shares of any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares or the shares of its Subsidiaries;

(iv)

redeem, purchase or offer to purchase, or permit any of its Subsidiaries to redeem, purchase or offer to purchase, any shares or other securities of it or any of its Subsidiaries, unless otherwise required by the terms of such securities as in effect on the date hereof;

(v)

reorganize, amalgamate or merge it or any of its Subsidiaries with any other Person or enter into an agreement, arrangement or understanding regarding any of the foregoing or solicit, initiate, facilitate, engage in or respond to or encourage any enquiries or proposals with respect to any of the foregoing;

(vi)

acquire or agree to acquire any Person (or material interest therein or securities thereof), or acquire or dispose of or agree to acquire or dispose of any assets which in each case are individually or in the aggregate material (including but not limited to mining properties or interests therein), or enter into or commit to enter into any joint venture, earn-in or similar arrangements or agreements or enter into an agreement, arrangement or understanding regarding any of the foregoing or solicit, initiate, facilitate, engage in or respond to or encourage any inquiries or proposals with respect to any of the foregoing or permit any of its Subsidiaries to do any of the foregoing;

(vii)

(A) satisfy or settle any claims or liabilities which individually or in the aggregate are material to the Party; (B) relinquish or modify any contractual rights which individually or in the aggregate are material to the Party; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments; or

(viii)

incur, authorize, agree or commit to provide guarantees, incur, authorize or agree or become committed for any indebtedness for borrowed money or issue any amount of debt securities or permit any of its Subsidiaries to do any of the foregoing;

provided the foregoing will not in any way limit or restrict the ability of Georgia to conduct a private placement, or other exempt offer and sale, of Georgia securities.

(c)

it will not, and will cause each of its Subsidiaries not to, make any material decisions or take any material actions with respect to the development of, or commitments to develop, any mining, mineral or oil and gas project without keeping the other Party fully informed thereof on a timely basis and without having in good faith attempted to achieve a mutual understanding and agreement with the other Party prior to making any such material decision or taking any such material action;

(d)

it will not, and will cause each of its Subsidiaries not to, enter into or modify any remuneration terms or Benefit Plans, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, severance agreements, deferred or other compensation, incentive compensation, severance, change of control or termination pay to, or make any loan to, any of its or its Subsidiaries directors, officers, employees, consultants, contractors or agents;

(e)

it will not, and will cause each of its Subsidiaries not to, enter into, amend or modify any employment or consulting agreements or arrangements with any officers or directors of it or any of its Subsidiaries;

(f)

it will use its reasonable commercial efforts, and will cause its Subsidiaries to use its reasonable commercial efforts, to cause its current insurance policies and those of its Subsidiaries, including directors’ and officers’ insurance or reinsurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums or premiums consistent with then current industry premium experience are in full force and effect;

(g)

it will:

(i)

use its reasonable commercial efforts, and cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact its business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain existing relationships with suppliers, consultants, joint venture participants, partners, professional advisors, agents, distributors, customers, Governmental Entities and others having business relationships with it and its Subsidiaries;

(ii)

not take any action, or permit any of its Subsidiaries to take any action, that would or reasonably may be expected to render (A) any representation or warranty made by it in this Agreement that is qualified as to materiality untrue or (B) any of such representations and warranties that are not so qualified untrue in any material respect; and

(iii)

promptly notify the other Party of (A) any Material Adverse Effect, or any change, circumstance, occurrence, event, effect or state of facts which could reasonably be expected to result in a Material Adverse Effect or impede the completion of the Merger, (B) any Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) which are material, (C) any breach by it of any provision of this Agreement (including any breach by it of a representation or warranty), and (D) any event occurring subsequent to the date hereof that would render any representation or warranty of it contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect;

(h)

it will not, and will cause each of its Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Plan of Merger prior to the Closing;

(i)

it will not, and will not permit any of its Subsidiaries to, take any action, or permit any action to be taken on its behalf, and it will, and will cause its Subsidiaries to, refrain from taking any action which, in either case, if taken, could be inconsistent with this Agreement or which could interfere with or be inconsistent with or could reasonably be expected to significantly impede the completion of the Merger or any of the transactions contemplated hereby;

(j)

to the extent it has knowledge thereof, it will, in all material respects, conduct itself so as to keep the other Party fully informed as to the material decisions or actions made or required to be made with respect to the operation of its business and that of its Subsidiaries;

(k)

it will not make any change to existing accounting practices, except as the regular, independent auditors of the Party advise in writing are required by Applicable Laws, GAAP, or write up, down or off the book value of any assets in an amount that in the aggregate would be material to the other Party, except where required for compliance with Applicable Laws or GAAP;

(l)

it will not, and it will cause its Subsidiaries not to, make any material Tax election or settle or compromise any material Tax liability;

(m)

it will not, and will cause its Subsidiaries not to, resolve that it or any of its Subsidiaries be wound up, appoint or permit the appointment of a liquidator, receiver or trustee in bankruptcy for it or any of its Subsidiaries or in respect of the assets or properties of it or any of its Subsidiaries, or permit the making of an order for the winding-up or dissolution of it or any of its Subsidiaries; and

(n)

to advise the other Party in writing of any:

(i)

event, condition or circumstance that might be reasonably expected to cause any representation or warranty of it contained in this Agreement to be untrue or inaccurate on the Closing Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)

Material Adverse Effect on it or any event, occurrence or development which would reasonably be expected to have a Material Adverse Effect on it; and

(iii)

material breach by it of any covenants, obligations or agreements contained in this Agreement

4.3

Covenants of the Wharton Stockholders

The Wharton Stockholders, jointly and severally, covenant and agree with Georgia as follows:

(a)

to vote in favour of, or otherwise unanimously approve in writing, a resolution of the shareholders of Wharton unanimously approving and authorizing the Merger;

(b)

to not sell, transfer, hypothecate, encumber or otherwise dispose or diminish the value of their ownership in, the Wharton Shares held by them respectively;

(c)

to deliver on Closing the certificates representing the Wharton Shares held by each Wharton Stockholder; and

(d)

to assist with due diligence investigations of Wharton by Georgia and its employees, consultants and professional advisors.

4.4

Non-Solicitation

4.4.1

Wharton will not, and will not permit any of its Subsidiaries to, directly or indirectly, through any officer, director, employee, advisor, representative or agent, or otherwise (a) solicit, initiate, facilitate, engage in or respond to or encourage (including by way of furnishing information or entering into any form of agreement, Merger or understanding) any inquiries, proposals or transactions involving Wharton and/or its Subsidiaries regarding any merger, amalgamation, arrangement, restructuring, take-over bid, tender offer, exchange offer, sale or purchase of substantial assets, sale or purchase of treasury shares, any equity interest or rights or any other interests therein or thereto, business combination, liquidation, reorganization or recapitalization or any similar transaction or series of related or similar transactions which would have the effect of any of the foregoing (any of the foregoing inquiries, proposals or transactions being referred to herein as an “Acquisition Proposal”); (b) encourage or participate in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal; (c) accept or approve or recommend, or agree to accept, approve or recommend, any Acquisition Proposal or potential Acquisition Proposal; or (d) cause Wharton or any Subsidiary to enter into any agreement, arrangement or understanding related to any Acquisition Proposal or potential Acquisition Proposal; provided, however, that nothing contained in this Agreement will prevent the Board of Directors of Wharton which receives an unsolicited and bona fide Acquisition Proposal after the date hereof in respect of it from considering, negotiating, approving or recommending to its shareholders an Acquisition Proposal which the Board of Directors of Wharton determines in good faith, after consultation with its financial and legal advisors and after receiving written advice from counsel that such action would be a proper exercise of its fiduciary duties under Applicable Laws, and that such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction more favourable to the Wharton Stockholders than the Merger (any such Acquisition Proposal being referred to herein as a “Superior Proposal”).

4.4.2

From and after the date hereof, Wharton will immediately cease and cause to be terminated in writing any existing discussions or negotiations with any Person (other than Georgia) with respect to any potential Acquisition Proposal and will, immediately cease to provide any other Person with access to information concerning Wharton and its Subsidiaries and exercise all rights it has to require the return of all confidential information from each such Person. Wharton agrees not to release or permit the release of any Person from, or waive, any confidentiality, non-solicitation or standstill agreement to which such Person is a party unless the Board of Directors of Wharton has determined that such Person has made a Superior Proposal.

4.4.3

If Wharton receives a request for non-public information from a Person who has made or intends to make an Acquisition Proposal and the Board of Directors of Wharton determines in good faith after consultation with financial and legal advisors that such Acquisition Proposal is, or if made would be, a Superior Proposal, then, and only in such case, Wharton may, subject to the execution by such Person of a confidentiality agreement containing standstill and other provisions substantially the same as those contained herein, provide such Person with access to non-public confidential information regarding Wharton; provided that Wharton will send a copy of any such confidentiality agreement (including the identity of the Person who has entered into such agreement if not contained therein) to Georgia as soon as practicable and in any event within 24 hours of its execution and will as soon as practicable, and in any event within 24 hours, provide Georgia with a list of, and copies of, all information provided to such Person that was not previously provided to Georgia and immediately provide Georgia with all other information that was provided to such Person.

4.4.4

Wharton will ensure that its officers, directors and employees and those of its Subsidiaries and any financial, legal and other advisors, agents and representatives retained by Wharton are aware of the provisions of this Section 4.4, and Wharton will be responsible for any breach of this Section by any such Person.

4.4.5

For greater certainty, any amendment to an Acquisition Proposal will constitute a new Acquisition Proposal for the purposes of this Section 4.4.

4.4.6

If Wharton has fully complied with this Section 4.4, Wharton may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal and withdraw or modify in a manner adverse to Georgia its approval of the Merger, if and only if it complies with Subsection 7.1(c) and makes the payment provided for in Section 7.2:

4.5

Access to Information and Confidentiality

4.5.1

From the date hereof to the Effective Time, each of Wharton and Georgia shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Georgia or Wharton, respectively, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Georgia or Wharton, respectively, with all financial, operating and other data and information as Georgia or Wharton, respectively, through its officers, employees or agents may from time to time request.

4.5.2

Each of Wharton and Georgia will hold and will cause its directors, officers, employees, agents, advisors (including, without limitation, counsel and auditors) and controlling persons to hold any such information which is non-public in confidence on the same terms and conditions as the confidentiality provisions set forth herein, and to take steps to ensure its directors, officers, employees, agents and advisors comply with Applicable Laws respecting insider trading.

4.5.3

No investigation pursuant to this Section 4.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the Parties hereto.

4.6

Covenants in Respect of the Merger

Except where applicable to a specified Party, each Party covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Closing and the date upon which this Agreement is terminated, it will:

(a)

in a timely and expeditious manner, take all necessary actions in order to enable it to participate in and effect the Merger and use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to the obligations of the other Party hereunder to the extent the same are within its control and will take, do or cause to be taken or done, all other actions and all other things necessary, proper or advisable under all Applicable Laws to complete the Merger, including to:

(i)

apply for and use commercially reasonable efforts to obtain all necessary waivers, consents, orders and approvals required to be obtained by it or its Subsidiaries from other parties to loan agreements, joint venture agreements, partnership agreements, leases, licences, permits and other contracts and documents;

(ii)

make or co-operate as necessary in the making of all necessary filings and applications under all Applicable Laws and with all applicable Governmental Entities required by it or its Subsidiaries in connection with the transactions contemplated hereby and use commercially reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained by it or its Subsidiaries under any Applicable Laws, all of which filings, applications, consents, approvals and authorizations are set forth in the Party’s Disclosure Letter;

(iii)

effect all necessary registrations, filings and applications to, and submissions of information requested by, Governmental Entities required to be effected by it or its Subsidiaries in connection with the Merger including Certificate of Merger as provided by the Act;

(iv)

use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Merger or the transactions contemplated hereby; and

(v)

co-operate with the other Party in connection with the performance by it of its obligations hereunder;

(b)

except for non-substantive communications, furnish promptly to the other Party a copy of each notice, report, schedule or other document or communication delivered, filed or received by, to, with or from (as applicable) the Party under Applicable Laws or otherwise, and any reports or dealings with Governmental Entities, in connection with the Merger or any of the transactions contemplated hereby; and

(c)

Wharton will provide to Georgia prior to the Closing financial statements prepared in accordance with GAAP along with the report of an independent accountant registered with the PCAOB, in such form and for such periods as required under the 1934 Act in connection with the filing with the SEC by Georgia of a Form 8-K to report the Closing of the Merger.

(d)

Georgia will prepare a report on Form 8-K, and containing such pro-forma financial statements and financial statements of Georgia, in such form as is required to be filed with the SEC in respect of the Closing of the Merger, provided that the requirement in this subsection to prepare pro-forma financial statements is subject to the receipt by Georgia of the financial statements of Wharton contemplated in Subsection 4.6(c) within a reasonable time prior to the Closing.

(e)

Georgia will obtain the agreement of the founding shareholder of Georgia to the cancellation of 15,645,000 Georgia Shares held by that shareholder, such cancellation to take effect on or before the Closing.

4.7

Further Covenants Regarding the Merger

Each Party and the Wharton Stockholders (jointly and severally) covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Closing and the date upon which this Agreement is terminated, it will,

(a)

execute and deliver, or cause to be executed and delivered, at the Closing such customary agreements, certificates, resolutions and other closing documents as may be reasonably required by Georgia, all in form satisfactory to Georgia, acting reasonably;

(b)

in a timely and expeditious manner take all such actions as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Merger; and

(c)

not take any steps which would impede the completion of the Merger.

4.8

Merger of Covenants

Except as to the contrary expressly required by the terms hereof, the covenants set out in this Agreement will survive the completion of the Merger.

4.9

Amendment to Disclosure Letter

Subject to Section 4.2(g)(iii) and Section 4.2(n), each Party (the “Disclosing Party”) may elect at any time prior to the Closing to notify the other Party (the “Receiving Party”) of any event, condition or circumstance subsequent to the date hereof that has or would cause any representation or warranty of the Disclosing Party contained in this Agreement to be untrue or inaccurate as of a specified date or as of the Closing Date.  Unless the Receiving Party has the right to terminate this Agreement pursuant to Section 7.1(d) by reason of the event, condition or circumstance and exercises that right within the period of five (5) Business Days referred to in Section 7.1(d), the written notice pursuant to this Section 4.9 will be deemed to have amended the Disclosing Party’s Disclosure Letter, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the event, condition or circumstance.

ARTICLE 5
STATE LAWS

5.1

State Law Matters

Georgia shall take such steps as may be necessary to comply with the securities and blue sky laws of all U.S. states which are applicable to the issuance of the Georgia Shares in connection with the Merger.  Wharton shall use commercially reasonable efforts to assist Georgia as may be necessary to comply with the securities and blue sky laws of all U.S. states which are applicable to the issuance of Georgia Shares in connection with the Merger.

ARTICLE 6
CONDITIONS

6.1

Mutual Conditions Precedent

The respective obligations of the Parties to complete the transactions contemplated hereby are subject to the fulfillment or waiver of the following mutual conditions on or before the Closing or such other time as is specified below:

(a)

there will be no proceeding of a judicial or administrative nature or otherwise, brought by or before a Governmental Entity, or any Applicable Laws proposed, enacted, promulgated or applied, that directly or indirectly relates to the transaction contemplated hereby which could reasonably be expected to result in a Material Adverse Effect on the Party to which it applies or which could impede or interfere with the completion of the Merger;

(b)

all regulatory approvals and approvals of any other Person (including any Governmental Entity), and the expiry of any waiting periods in connection with, or required to permit, the completion of the Merger, the failure to obtain which or the non-expiry of which could reasonably be expected to cause a Material Adverse Effect on either Party or materially impede the completion of the Merger, will have been obtained or received on terms which will not cause a Material Adverse Effect on either Party, and reasonably satisfactory evidence thereof will have been delivered to each Party;

(c)

the tax advisors to Georgia shall have had the opportunity to review the tax consequences to Georgia and Wharton of the Merger as contemplated in this Agreement, and the Parties shall act reasonably in agreeing to enter into an amendment to this Agreement where necessary, on the advise of such tax advisors, to mitigate any adverse tax consequences to Georgia or Wharton; and

(d)

each of the Parties shall have had the opportunity to complete their respective due diligence investigations, and all issues or questions arising therefrom shall have been satisfactorily resolved, provided that this condition will be deemed to have been satisfied on the Closing Date immediately prior to Closing.

The foregoing conditions are for the mutual benefit of each of the Parties and may be waived, in whole or in part, by any Party at any time, provided that no Party may waive any mutual condition on behalf of any other Party.

6.2

Several Conditions

The obligation of each Party to complete the transactions contemplated hereby is subject to the fulfillment or waiver by the other Party of the following conditions on or before the Closing or such other time as specified below:

(a)

the representations and warranties made to such Party by the other Party in this Agreement will be true and correct in all material respects (unless such representations and warranties are qualified by reference to materiality or Material Adverse Effect in which case such representations and warranties will be true and correct) as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement);

(b)

the other Party shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date;

(c)

the other Party will have delivered to such Party a certificate of one senior officer of the other Party dated the Closing Date certifying the fulfillment of the conditions in subsections 6.2(a) and 6.2(b);

(d)

from the date hereof up to and including the Closing, there will have been no change, condition, effect, event or occurrence which has or is reasonably likely or expected to have a Material Adverse Effect on the other Party, on the Merger or on the combined business that will result from the completion of the Merger, provided that a Party may not rely on this section to terminate this Agreement if the Material Adverse Effect is reasonably caused by actions of that Party; and

(e)

the Party will not have become aware of any misrepresentation, untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document  filed by or on behalf of the other Party with any regulatory authority or other Governmental Entity or provided by that Party to the other Party.

The foregoing conditions precedent are for the benefit of each Party and may be waived, in whole or in part, by such Party in writing at any time.

6.3

Merger of Conditions

The conditions set out in Sections 6.1 and 6.2 will be conclusively deemed to have been satisfied, waived or released immediately following the Effective Time.

ARTICLE 7
TERMINATION

7.1

Termination

This Agreement may be terminated immediately:

(a)

by mutual written consent of Georgia and Wharton;

(b)

by either Party, upon providing written notice to the other:

(i)

at any time if the other Party is in breach of any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect and such breach is not capable of being cured or is not cured by the breaching Party within five Business Days of the giving of notice of such breach by the other Party to the breaching Party;

(ii)

if any of the conditions for the benefit of the terminating Party contained in this Agreement is not satisfied or waived on or before January 31, 2007 (or such later date as the Parties, acting reasonably, may agree to in writing) or such other time prior thereto as is specified in this Agreement, provided that the terminating Party is not then in breach of any representations, warranties and covenants herein contained in any material respect; and

(c)

by either Party, upon written notice to the other setting forth in reasonable detail the reasons therefore, where a majority of the members of the board of directors of such terminating Party determines in good faith that the due exercise of their fiduciary duty to such Party would prevent such Party from completing the transactions completed hereby.

(d)

by the receiving Party by giving written notice to the Disclosing Party at any time prior to the Closing in the event (i) the Disclosing Party has within the then previous five (5) Business Days given the Receiving Party any notice pursuant to Section 4.9, and (ii) the event, condition or circumstance that is the subject of the notice has or may have a Material Adverse Effect on the Disclosing Party or the Surviving Corporation.

7.2

Termination Fee

If this Agreement is terminated by Wharton pursuant to Subsection 7.1(c) hereof, Wharton will pay a break fee to Georgia of $600,000, calculated as the product of 0.02 multiplied by $1.00 multiplied by the number of GEX Shares that would have been issuable to the Wharton Stockholders pursuant to this Agreement had the transactions contemplated herein successfully completed.

7.3

Effect of Termination

In the event of termination of this Agreement by either Party as provided in this Article 7, this Agreement will forthwith become void and there will be no liability or obligation on the part of either Party, except with respect to Sections 7.2, 9.2 and 9.9 which provisions will survive the termination; provided that notwithstanding anything to the contrary contained in this Agreement, neither Party will be (i) relieved or released from any liability or damages arising out of any breach of this Agreement prior to such termination or (ii) precluded from seeking injunctive relief to restrain any breach or threatened breach of this Agreement or otherwise to obtain specific performance of any provision of this Agreement.

ARTICLE 8
AMENDMENT

8.1

Amendments and Waivers

This Agreement may, at any time and from time to time, before the Effective Time, be amended, modified and/or supplemented by written agreement of the Parties hereto (or in the case of a waiver, by written instrument of the Party giving the waiver) without, subject to Applicable Laws, further notice to or authorization on the part of Wharton Stockholders. Without limiting the generality of the foregoing, any such amendment, modification or supplement may:

(a)

change the time for performance of any of the obligations or acts of the Parties hereto;

(b)

waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants contained herein or in any document to be delivered pursuant hereto; or

(d)

waive or modify performance of any of the obligations or conditions precedent of the Parties hereto.

ARTICLE 9
GENERAL PROVISIONS

9.1

Notice

Any demand, notice or other communication to be given in connection with this Agreement must be communicated confidentially and in writing to the addresses, facsimile numbers or e-mail addresses set out below and will be sufficiently given if: (i) delivered personally upon the Party for whom it is intended; (ii) delivered by registered or certified mail where receipt has been acknowledged; (iii) by electronic facsimile upon receipt of confirmation of transmission; or (iv) delivered by e-mail transmission, upon receipt of confirmation of delivery:

If to Georgia:

Georgia Exploration, Inc.1776 Ocean Park Road

Surrey, British Columbia,

Canada, V4A 3L9

Attention: Sokhie Puar, President

Facsimile: (604) 603–7787

with a copy (which will not constitute notice) to:

Troutman Sanders LLP

222 Central Park Avenue, Suite 2000

Virginia Beach, VA   23462

Attention:  Thomas M. Rose

Facsimile:  (757) 687-1529

If to Wharton:

Wharton Resources Corp.

4801 Woodway Drive, Suite 306W

Houston, TX 77056

Attention:  Mr. Don Sytsma

Facsimile: (713) 436-3298

with a copy (which will not constitute notice) to:

Stoel Rives LLP

600 University Street, Suite 3600

Seattle, Washington 98101

Attention:  Duff Bryant

Facsimile: 206.386.7500

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section.

9.2

Confidentiality

The Parties acknowledge that this Agreement and any discussions in connection therewith will be treated by the Parties hereto as strictly confidential and will not (without the prior consent of the other Party hereto or as contemplated or provided herein) be disclosed by a Party to any Person other than a director, officer, employee, agent or professional advisor of or to that Party with a need to know for purposes connected with the Merger or other matters contemplated by this Agreement and then only on a confidential basis and also on the basis that the Party concerned will be liable for any breach of confidentiality by a Person to whom it makes disclosure. For greater certainty, each Party agrees to comply with applicable privacy legislation.

9.3

Governing Law

This Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware and the federal laws of the United States applicable therein.

9.4

Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the State of Delaware and the courts of the State of Delaware will have exclusive jurisdiction to entertain any action arising under this Agreement. Each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the State of Delaware.

9.5

Binding Effect and Assignment

This Agreement and all the provisions hereof will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not assignable by a Party without the prior written consent of the other Party.

9.6

Time of the Essence

Time will be of the essence of this Agreement.

9.7

Third Party Rights

This Agreement will not confer to any rights or remedies upon any person other than the parties hereto except that the provisions of Section 9.10 are intended for the benefit of the individuals specified therein.

9.8

Counterparts

This Agreement may be executed in any number of counterparts, manually or by facsimile, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

9.9

Fees and Expenses

Except as provided herein, each Party will pay its own expenses incurred in connection with this Agreement or the transactions contemplated herein.

9.10

No Personal Liability

No director or officer of Georgia of any of its Subsidiaries will have any personal liability whatsoever to Wharton under this Agreement, or any other document delivered in connection with the Merger on behalf of Georgia.  No director or officer of Wharton or any of its Subsidiaries will have any personal liability whatsoever to Georgia under this Agreement, or any other document delivered in connection with the Merger on behalf of Wharton, excluding, for greater certainty, any Support Agreement executed by any such director or officer.

9.11

Further Assurances

Notwithstanding that the transactions or events set out herein will occur and will be deemed to occur in the order set out in this Plan of Merger without any further act or formality, Wharton and Georgia agree to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required by any of them in order to document or evidence any of the transactions or events set out herein.

9.12

Remedies

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of Delaware having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first written above.

GEORGIA EXPLORATION, INC. By: /s/ Sokhie Puar ___________________________________ Authorized Signatory Sokhie Puar ___________________________________ Print Name	WHARTON RESOURCES CORP. By: /s/ Bassam Nastat ___________________________________ Authorized Signatory Bassam Nastat ___________________________________ Print Name

GEX ACQUISITION CORP. By: /s/ Sokhie Puar ___________________________________ Authorized Signatory Sokhie Puar ___________________________________ Print Name	CODEAMERICA INVESTMENTS LLC By: /s/ Milton Cox ___________________________________ Authorized Signatory Milton Cox ___________________________________ Print Name

HARBOUR ENCAP LLC By: /s/ Don Sytsma ___________________________________ Authorized Signatory Don Sytsma ___________________________________ Print Name	_/S/ BASSAM NASTAT_________ BASSAM NASTAT